______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 08, 2022
______________________________________________________________________________
AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________________________________________________

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2022, Air T, Inc, (the “Company”), acquired GdW Beheer B.V., a Dutch holding company in the business of providing global aviation data and information (the “Acquisition”) for EUR 12,500,000. The Acquisition was completed through a wholly-owned subsidiary of the Company, Air T Acquisition 22.1, LLC, a Minnesota limited liability company (“Subsidiary”), through its wholly owned Dutch subsidiary, Shanwick B.V. (“Purchaser”), and was funded with cash, investment by executive management of the underlying business, and the loans described below. As part of the transaction, the executive management of the underlying business purchased 30% of the Purchaser and Shanwick B.V. obtained a EUR 4,000,000 loan package from ING to further fund this transaction. The ING loan package includes a EUR 3,000,000 term loan which carries an interest rate of 3.5% and a maturity date of February 1, 2027, and a EUR 1,000,000 term loan which carries an interest rate of 4% and a maturity date of May 1, 2027. The ING loan is non-recourse to the Company and Subsidiary and is secured by the shares of GdW Beheer. Following these transactions, the Purchaser then acquired all the outstanding shares of GdW Beheer B.V., (“Seller”), pursuant to the terms of an agreement for the sale and purchase of shares dated February 10, 2022.
The Company secured the funds necessary to fund its portion of the Acquisition consideration on February 8, 2022 through (i) a new secured loan from Bridgewater Bank, a Minnesota banking corporation and (ii) cash. The loan is in the principal amount of $5,000,000 and bears a fixed interest rate of 4.00%. The loan provides for monthly payments of accrued interest and annual principal payments of $500,000 each for years 2023 through 2027, and matures on February 8, 2027 at which time the entire unpaid balance will be due and payable in full. In addition, the loan agreement contains affirmative and negative covenants. The loan is secured by a first lien on all of the assets of the Subsidiary, a pledge of $5,000,000 8.0% Cumulative Capital Security Certificates (also referred to as the Alpha Income Trust Preferred Securities) of Air T Funding, a wholly-owned subsidiary of the Company which were contributed to the Subsidiary by the Company upon formation, and a personal guaranty of the Company’s Chairman, President and Chief Executive Officer Nicholas Swenson.
The agreement for sale and purchase contains representations and warranties made by the parties thereto made to and solely for the benefit of each other, and such representation and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the agreement and are subject to important qualifications and limitations agreed to by and between an affiliate of the Company and the other party thereto in connection with negotiating the agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.
The above discussion of the Acquisition and the agreement for sale and purchase is qualified in its entirety by reference to the Agreement for the Sale and Purchase of Shares attached hereto as Exhibit 10.1, which is incorporated herein by reference. The above discussion regarding the Bridgewater term loan is qualified in its entirety by reference to the Form of Loan Agreement and Form of Term Loan Note filed as Exhibits 10.2 and 10.3 filed herewith, which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

10.1
Form of Agreement for the Sale and Purchase of Shares in the share capital of GdW Beheer B.V. Between Mr G. de Wit (as the Seller), Decision Company B.V. and Ubi Concordia B.V. (as the Warrantors) And Shanwick B.V. (as the Purchaser) dated February 10, 2022, without exhibits or schedules (English Translation)

10.2	Form of Loan Agreement between Air T Acquisition 22.1, LLC and Bridgewater Bank dated February 8, 2022.
10.3	Form of Air T Acquisition 22.1, LLC $5,000,000 Promissory Note to Bridgewater Bank dated February 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022.

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer